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                                EXHIBIT (d)(1)(d)
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                                AMENDED EXHIBIT A
                        GARTMORE VARIABLE INSURANCE TRUST
                          INVESTMENT ADVISORY AGREEMENT
                      (EFFECTIVE                   , 2002)


Funds of the Trust                            Advisory Fees
Gartmore GVIT Total Return Fund               0.60% on assets up to $1 billion
    (formerly Total Return Fund)              0.575% on assets of $1 billion and more but less
                                              than $2 billion
                                              0.55% on assets of $2 billion and more but less
                                              than $5 billion
                                              0.50% for assets of $5 billion and more

Gartmore GVIT Growth Fund                     0.60% on assets up to $1 billion
    (formerly Capital Appreciation Fund)      0.575% on assets of $1 billion and more but less
                                              than $2 billion
                                              0.55% on assets of $2 billion and more but less
                                              than $5 billion
                                              0.50% for assets of $5 billion and more

Gartmore GVIT Government Bond Fund            0.50% on assets up to $1 billion
    (formerly Government Bond Fund)           0.475% on assets of $1 billion and more but less

                                              0.45% on assets of $2 billion and more but less
                                              than $5 billion
                                              0.40% for assets of $5 billion and more

Gartmore GVIT Money Market Fund               0.40% on assets up to $1 billion
    (formerly Money Market Fund)              0.38% on assets of $1 billion and more but less
                                              than $2 billion
                                              0.36% on assets of $2 billion and more but less
                                              than $5 billion
                                              0.34% for assets of $5 billion and more

Gartmore GVIT Money Market Fund II            0.50% on assets up to $1 billion
    (formerly Money Market Fund II)           0.48% on assets of $1 billion and more but less

                                              0.46% on assets of $2 billion and more but less

                                              0.44% for assets of $5 billion and more

J.P. Morgan GVIT Balanced Fund                0.75% on assets up to $100 million
    (formerly Nationwide Balanced Fund and    0.70% for assets of $100 million and more
    J.P. Morgan NSAT Balanced Fund)

Comstock GVIT Value Fund                      0.80% on assets up to $50 million
    (formerly Nationwide Equity Income Fund,  0.65% for assets of $50 million and more but less
                                              Federated NSAT Equity Income Fund and )
                                              Federated GVIT Equity Income Fund)
                                              than $500 million
                                              0.55% for assets of $500 million and more

Gartmore GVIT Worldwide Leaders Fund          1.00% on assets up to $50 million
    (formerly Nationwide Global Equity Fund   0.95% for assets of $50 million and more
    and Nationwide Global 50 Fund)



                                    -- 56 --

                                AMENDED EXHIBIT A
                       GARTMORE VARIABLE INSURANCE TRUST)
                          INVESTMENT ADVISORY AGREEMENT
                      (EFFECTIVE                   , 2002)
                                     PAGE 2


Funds of the Trust                                                     Advisory Fees
Federated GVIT High Income Bond Fund                 0.80% on assets up to $50 million
    (formerly Nationwide High Income Bond Fund       0.65% for assets of $50 million and more but less
    and Federated NSAT High Income Bond              than $250 million
     Fund)                                           0.60% on assets of $250 million and more but less
                                                     than $500 million
                                                     0.55% for assets of $500 million and more

MAS GVIT Multi Sector Bond Fund                      0.75% on assets up to $200 million
    (formerly Nationwide Multi Sector Bond Fund      0.70% for assets of $200 million and more
    and MAS GVIT Multi Sector Bond Fund)

Dreyfus GVIT Mid Cap Index Fund                      0.50% on assets up to $250 million
    (formerly Nationwide Mid Cap Index Fund,         0.49% for assets of $250 million and more but less
    Nationwide Select Advisers Mid Cap Fund)         than $500 million
    and Dreyfus NSAT Mid Cap Index Fund)             0.48% on assets of $500 million and more but less
                                                     than $750 million
                                                     0.47% on assets of $750 million and more but less
                                                     than $1 billion
                                                     0.45% for assets of $1 billion and more

GVIT Small Cap Growth Fund                           1.10% of the Fund's average daily net assets
    (formerly Nationwide Select Advisers Small
    Cap Growth Fund and Nationwide
    Small Cap Growth Fund)

GVIT Small Cap Value Fund                            0.90% on assets up to $200 million
    (formerly Nationwide Small Cap Value Fund)       0.85% for assets of $200 million and more

Strong GVIT Mid Cap Growth Fund                      0.90% on assets up to $500 million
    (formerly Nationwide Strategic Growth Fund and   0.85% for assets of $500 million and more
    Strong NSAT Mid Cap Growth Fund)

Nationwide GVIT Strategic Value Fund                 0.90% of the Fund's average daily net assets
    (formerly  Nationwide Strategic Value Fund)

GVIT Small Company Fund                              0.93% of the Fund's average daily net assets
    (formerly Nationwide Small Company Fund)

Gartmore GVIT Global Technology and                  0.98% of the Fund's average daily net assets
    Communications Fund
    (formerly Gartmore NSAT Global Technology
    and Communications Fund)


                                    -- 57 --

                                AMENDED EXHIBIT A
                       GARTMORE VARIABLE INSURANCE TRUST)
                          INVESTMENT ADVISORY AGREEMENT
                      (EFFECTIVE                   , 2002)

FUNDS OF THE TRUST                                                      ADVISORY FEES
Gartmore GVIT Global Health Sciences Fund                               1.00% of the Fund's average daily net assets
    (formerly Nationwide Global Life Sciences Fund II
    and Gartmore NSAT Global Health
    Sciences Fund)

Turner GVIT Growth Focus Fund1                                          0.90% on assets up to $500 million
    (formerly the Nationwide Growth Focus Fund II                       0.80% on the next $1.5 billion in assets
    and Turner NSAT Growth Focus Fund)                                  0.75% on assets of $2 billion and more

Gartmore GVIT U.S. Growth Leaders Fund2                                 0.90% on assets up to $500 million
    (formerly Gartmore GVIT U.S. Leaders Fund)                          0.80% on the next $1.5 billion in assets
                                                                        0.75% on assets of $2 billion and more

Gartmore GVIT Investor Destinations                                     0.13% of the Fund's average daily net assets
    Aggressive Fund
    (formerly NSAT Investor Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund
    (formerly NSAT Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destination Moderate Fund
    (formerly NSAT Investor Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund
    (formerly NSAT Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund
    (formerly NSAT Investor Destinations Conservative Fund)

Gartmore GVIT Nationwide Leaders Fund                                   0.90% on assets up to $500 million
    (formerly Gartmore GVIT U.S. Leaders Fund)                          0.80% on the next $1.5 billion in assets
                                                                        0.75% on assets of $2 billion and more

Gartmore GVIT Micro Cap Equity Fund                                     1.25% of the Fund's average daily net assets

Gartmore GVIT Mid Cap Growth Fund                                       0.75% of the Fund's average daily net assets

Dreyfus GVIT International Value Fund                                   0.75% on assets up to $500 million
                                                                        0.70% on assets of $500 million and more

GVIT Equity 500 Index Fund                                              0.24% of the Fund's average daily net assets

1 Performance  Fee  for  the  Turner  GVIT  Growth  Focus  Fund

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months** preceding the end of that month, relative to the investment performance of the Fund's benchmark, the Russell 1000 Growth Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the Russell 1000 Growth Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For  assets  up  to  $500  million               +/-  22  basis  points
Next  $1.5  billion  in  assets                  +/-  18  basis  points
Assets  of  $2  billion  and  more               +/-  16  basis  points

The investment performance of the Turner GVIT Growth Focus Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having a record date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.


                                    -- 58 --

Russell  1000  Growth  Index  Performance:

The performance of the Russell 1000 Growth Index for a calculation period, expressed as a percentage of the Russell 1000 Growth Index, at the beginning of such period will be the sum of: (1) the change in the level of the Russell 1000 Growth Index during such period; and (2) the value, as calculated consistent with the Russell 1000 Growth Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Russell 1000 Growth Index. For this purpose, cash distributions on the securities that comprise the Russell 1000 Growth Index will be treated as if they were reinvested in the Russell 1000 Growth Index at least as frequently as the end of each calendar quarter following payment of the dividend.

** After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty-six months after commencement of operations, the performance fee will be applied completely.

2    Performance  Fee  for  the  Gartmore  GVIT  U.S.  Growth  Leaders  Fund

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund's investment performance for the 36 months*** preceding the end of that month, relative to the investment performance of the Fund's benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For  assets  up  to  $500  million               +/-  22  basis  points
Next  $1.5  billion  in  assets                  +/-  18  basis  points
Assets  of  $2  billion  and  more               +/-  16  basis  points

The investment performance of the Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an record date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P  500  Index  Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of S&P 500 Index, at the beginning of such period will be the sum of:
(1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

*** After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty-six months after commencement of operations, the performance fee will be applied completely.

                                    ADVISER
                                    GARTMORE  MUTUAL  FUND  CAPITAL  TRUST

                                    By: ----------------------------------
                                    Name:---------------------------------
                                    Title:--------------------------------

                                    TRUST
                                    GARTMORE  VARIABLE  INSURANCE  TRUST

                                    By: ----------------------------------
                                    Name:---------------------------------
                                    Title:--------------------------------

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                                    -- 59 --